UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 12, 2006

Glowpoint, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	0-25940	77-0312442
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Long Avenue Hillside, NJ 07205
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (312) 235-3888

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The board of directors of Glowpoint, Inc. (“Glowpoint”) have appointed and, pending the issuance of Glowpoint’s audited financial statements for the year ended December 31, 2005, Bami Bastani, 53, and James S. Lusk, 50, have accepted the appointment to serve on the board of directors, the audit committee, and the compensation committee. Dr. Bastani will also serve on the nominating committee. Dr. Bastani’s term will expire at the annual meeting of stockholders in 2007 and Mr. Lusk’s term will expire at the next annual meeting of stockholders. Messrs. Bastani and Lusk will be compensated in accordance with Glowpoint’s director compensation plan.

Dr. Bastani is President and CEO of ANADIGICS (NASDAQ:ANAD), a leading supplier of semiconductor radio frequency integrated circuits for the broadband and wireless communications markets. Prior to joining ANADIGICS in 1998, he held senior positions with Fujitsu Microelectronics and National Semiconductor. Dr. Bastani earned his Ph.D and his MSEE in Microelectronics from Ohio State University and his BS (Electrical Engineering) from the University of Arkansas. He also holds three US patents.

Mr. Lusk is currently Vice President, Business Services of Avaya (NYSE:AV). Previously, he was Chief Financial Officer and Treasurer of BioScrip/MIM, a $1.2 billion public company in the pharmaceutical and health care management fields, President of Lucent Technologies’ Business Solutions division, and interim Chief Financial Officer of Lucent Technologies. Mr. Lusk earned his BS (Economics), cum laude, from the Wharton School, University of Pennsylvania, and his MBA (Finance) from Seton Hall University.

There is no arrangement between Dr. Bastani and Mr. Lusk and any other person pursuant to which they were elected as directors. There are no relationships between Dr. Bastani and Mr. Lusk and Glowpoint that would require disclosure pursuant to rule 404(a) of Regulation S-K.

Upon the appointment of Dr. Bastani and Mr. Lusk to the Audit Committee, it will be comprised of three (3) independent directors, as such independence is determined pursuant to the rules and regulations of the Company Guide of the American Stock Exchange and the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended. The Board of Directors also determined that Dr. Bastani and Mr. Lusk each has the accounting and related financial management expertise and satisfies the requirement as an “audit committee financial expert,” all as determined pursuant to the rules and regulations of the SEC.

On December 12, 2006, the Company received the resignations of Michael Toporek, a director of Glowpoint since 2002, and Karen Basian, a director of Glowpoint since 2003, from Glowpoint’s board of directors and all committees.

Additionally, Richard Reiss will step down as Glowpoint’s Chairman of Board at the end of 2006. He also does not intend to renew his employment agreement with the Company, which expires at year end. Mr. Reiss will, however, continue to serve on the Board. After the start of the year, the Board will consider electing a new chairman, though there is no obligation to do so.

On December 18, 2006, the Company issued a press release addressing the foregoing matters, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01. OTHER EVENTS.

Item 5.02 and the information in the press release that is incorporated by reference under Item 5.02 above is also incorporated by reference into this Item 8.01.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired. Not Applicable.

(b)	Pro Forma Financial Information. Not Applicable.

(c)	Exhibits

	Exhibit No.	Description

Exhibit 99.1
Press release dated December 18, 2006 announcing the appointment of Dr. Bastani and Mr. Lusk to the board and committees, the resignation of Ms. Basian and Mr. Toporek from the board and all committees thereof, and the decision by Mr. Reiss not to continue as Chairman of the Board or an employee of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

By:	/s/ Michael Brandofino
Michael Brandofino
Chief Executive Officer and President

Date: December 18, 2006